EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the use in this Pre-Effective Amendment No. 1 to Registration Statement No. 333-169533 on Form S-11 of our report dated September 22, 2010 except for Note 1, Note 3 and Note 4, as to which the date is December 3, 2010, relating to the consolidated balance sheet of Cole Advisor Retail Income REIT, Inc. and subsidiary appearing in the Prospectus, which is part of this Registration Statement, and to the reference to us under the heading “Experts” in such Prospectus.
/s/ Deloitte & Touche LLP
Phoenix, Arizona
December 3, 2010